Exhibit 5.1

BYRD LAW GROUP

ATTORNEYS AT LAW

(407) 212-7966

May 13, 2025

Helio Corporation

2448 Sixth Street

Berkeley, CA 94710

Attn: Board of Directors

Re:	Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-284062)

Ladies and Gentlemen:

We have acted as special legal counsel to Helio Corporation, a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of the Company’s Post-Effective Amendment No. 1 (the “Post-Effective Amendment”), and the preliminary prospectus therein (the “Preliminary Prospectus”), to the Company’s registration statement on Form S-1 (File No. 333-284062), as amended (the “Registration Statement”), initially filed on December 27, 2024 and declared effective on March 14, 2025, relating to the proposed issuance and sale (the “Offering”) of (i) 3,333,334 units (each, a “Unit,” and collectively, the “Units”), each Unit consisting of (a) one share (each, a “Share” and collectively, the “Shares”) of common stock of the Company, no par value (“Common Stock”), and (b) one warrant (each, a “Warrant” and collectively, the “Warrants”) exercisable for one share of Common Stock (each, a “Warrant Share” and collectively, the “Warrant Shares”); (ii) 500,000 shares of common stock (“Over-Allotment Shares”) and/or 500,000 Warrants (“Over-Allotment Warrants”) exercisable for an aggregate of 500,000 shares of Common Stock (the “Over-Allotment Warrant Shares”), or any combination thereof, issuable upon the exercise of a 45-day option to be granted by the Company to the Underwriters (as defined below) in connection with the Offering to cover over-allotments, if any; and (iii) a warrant (the “Representative Warrant”) exercisable for a number of shares of Common Stock equal to 5% of the number of Shares and Over-Allotment Shares sold in the Offering (the “Representative Warrant Shares”), pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and ThinkEquity, as the representative (the “Representative”) of the underwriters listed on Schedule 1 thereto, if any (the “Underwriters”).

As used herein, the term “Securities” refers collectively to the Units, Shares, Warrants, Warrant Shares, Over-Allotment Shares, Over-Allotment Warrants, Over-Allotment Warrant Shares, the Representative Warrant, and the Representative Warrant Shares.

This opinion letter is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Post-Effective Amendment.

In connection with this opinion, we have reviewed and relied upon the following:

1.	The Registration Statement;

2.	The Post-Effective Amendment, including the Preliminary Prospectus;

3.	The form of Underwriting Agreement incorporated by reference as Exhibit 1.1 to the Post-Effective Amendment;

Flagler Office	Volusia Office	Orlando Office	Fort Lauderdale Office
3762 Roscommon Dr.	132 W International Speedway Blvd	122 W. Pine Street	110 East Broward Blvd.
Suite 137	Suite 25	Suite 300	Suite 1700
Ormond Beach, FL 32174	Daytona Beach, FL 32114	Orlando, FL 32801	Fort Lauderdale, FL 33301

Byrd Law Group

May 13, 2025

4.	The Articles of Incorporation of the Company, incorporated by reference as Exhibit 3.1 to the Post-Effective Amendment, and the amendments thereto, incorporated by reference as Exhibits 3.2, 3.3, 3.4 and 3.6 to the Post-Effective Amendment;

5.	The Amended and Restated Bylaws of the Company as in effect on the date hereof, and incorporated by reference as Exhibit No. 3.5 to the Post-Effective Amendment;

6.	The form of the Representative Warrant incorporated by reference as Exhibit 4.1 to the Post-Effective Amendment;

7.	The form of warrant agent agreement (the “Warrant Agent Agreement”) to be entered into by and between the Company and ClearTrust, LLC, as warrant agent of Warrants (the “Warrant Agent”) incorporated by reference as Exhibit 4.2 to the Post-Effective Amendment;

8.	The form of the Warrant incorporated by reference as Exhibit 4.3 to the Post-Effective Amendment;

9.	Resolutions of the Board of Directors of the Company authorizing and approving the Offering, the preparation and filing of the Registration Statement and Post-Effective Amendment, including the Preliminary Prospectus, and the execution and delivery of the Underwriting Agreement, Warrant Agent Agreement, Warrants, and the Representative Warrant and the consummation of the transactions contemplated thereby, and other actions with regard thereto; and

10.	Such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon, subject to, and limited by the foregoing, and assuming the Post-Effective Amendment has been declared effective under the Securities Act, we are of the opinion that:

1.	Units. The Units, when issued against payment therefor by the Underwriters as contemplated by the Registration Statement and Underwriting Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance, injunctive and other forms of equitable relief may be subject to equitable defenses.

2.	Shares. The Shares have been duly authorized and, when delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

3.	Warrants. The Warrants comprising a part of the Units, when the Units are issued against payment therefor by the Underwriters as contemplated by the Underwriting Agreement and, assuming the due execution and delivery of the Warrant Agent Agreement by the Company and the Warrant Agent and the execution and delivery of such Warrants by the Warrant Agent, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses.

4.	Warrant Shares. The Warrant Shares have been duly authorized and, when delivered and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

5.	Over-Allotment Shares. The Over-Allotment Shares have been duly authorized and, when delivered and paid for in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

Byrd Law Group

May 13, 2025

6.	Over-Allotment Warrants. The Over-Allotment Warrants, when issued against payment therefor by the Underwriters as contemplated by the Underwriting Agreement and, assuming the due execution and delivery of the Warrant Agent Agreement by the Company and the Warrant Agent and the execution and delivery of such Warrants by the Warrant Agent, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses.

7.	Over-Allotment Warrant Shares. The Over-Allotment Warrant Shares have been duly authorized and, when delivered and paid for in accordance with the terms of the Over-Allotment Warrants, will be validly issued, fully paid and nonassessable.

8.	Representative Warrant. The Representative Warrant, when issued as contemplated by the Underwriting Agreement and, assuming the due execution and delivery of the Representative Warrant by the Company, will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that (a) such enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights in general and (b) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses.

9.	Representative Warrant Shares. The Representative Warrant Shares have been duly authorized and, when delivered and paid for in accordance with the terms of the Representative Warrant, will be validly issued, fully paid and nonassessable.

We express no opinion as to matters governed by any laws other than the Florida Business Corporation Act, or the laws of the State of New York, to the extent such New York law applies to the Units, Warrants, Over-Allotment Warrants, and the Representative Warrant (as described in paragraphs 1, 3, 6 and 8, respectively, above). No opinion is expressed herein with respect to the qualification of the Securities under the securities or blue-sky laws of any state or any foreign jurisdiction.

This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Securities, or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities or as to the effect that their performance of such obligations may have upon any of the matters referred to above. No opinion may be implied or inferred beyond the opinion expressly stated above.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Post-Effective Amendment. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Post-Effective Amendment. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

Very truly yours,

/s/ Byrd Law Group
Byrd Law Group